     As filed with the Securities and Exchange Commission on August 13, 1999
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------

                           UNION PLANTERS CORPORATION
             (Exact name of registrant as specified in its charter)
                              ---------------------

      STATE OF TENNESSEE                                62-0859007
(State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                  Identification Number)


                      UNION PLANTERS ADMINISTRATIVE CENTER
                           7130 GOODLETT FARMS PARKWAY
                            MEMPHIS, TENNESSEE 38018
                                 (901) 580-6000
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                        principal and executive offices)
                              ---------------------


                            E. JAMES HOUSE, JR., ESQ.
                  SECRETARY AND MANAGER OF THE LEGAL DEPARTMENT
                           UNION PLANTERS CORPORATION
                      UNION PLANTERS ADMINISTRATIVE CENTER
                           7130 GOODLETT FARMS PARKWAY
                            MEMPHIS, TENNESSEE 38018
                                 (901) 580-6584
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              ---------------------

                                   COPIES TO:

  CHERYL W. PATTERSON, ESQ.                        DANIEL M. ROSSNER, ESQ.
   WYATT, TARRANT & COMBS                             BROWN & WOOD LLP
       CRESCENT CENTER                             ONE WORLD TRADE CENTER
6075 POPLAR AVENUE, SUITE 650                   NEW YORK, NEW YORK 10048-0057
MEMPHIS, TENNESSEE 38119-4721                           (212) 839-5300
       (901) 537-1000

                              ---------------------

       APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

       If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________________

       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________

       If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                              PROPOSED MAXIMUM               AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED                       AGGREGATE OFFERING PRICE(1)    REGISTRATION FEE(2)
-----------------------------------------------------------------------------------------------------------------------------
Debt Securities(3)................................................              $600,000,000                  $166,800
=============================================================================================================================

(1) Estimated solely for purposes of computing the registration fee. The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(2) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, and reflects the offering price rather than the principal amount of any Debt Securities issued at a discount.

(3) In addition to any Debt Securities that may be issued directly under this registration statement, there are being registered hereunder an indeterminate amount of Debt Securities as may be issued upon conversion or exchange of Debt Securities. No separate consideration will be received for any Debt Securities so issued upon such conversion or exchange.

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED AUGUST 13, 1999

PROSPECTUS

                           UNION PLANTERS CORPORATION

                                     [LOGO]


MAY OFFER --

                                  $600,000,000
                                 Debt Securities


--------------------------------------------------------------------------------

        Union Planters will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

--------------------------------------------------------------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                    This prospectus is dated August ___, 1999

                                TABLE OF CONTENTS


SUMMARY...........................................................................................................3
    Union Planters................................................................................................3
    The Securities Union Planters May Offer.......................................................................3
    Debt Securities...............................................................................................3
    General Indenture Provisions that Apply to Senior and Subordinated Debt Securities............................4
    Events of Default that Apply to Senior Debt...................................................................4
    Events of Default that Apply to Subordinated Debt.............................................................5
    Remedies......................................................................................................5
    Consolidated Ratio of Earnings to Fixed Charges...............................................................5
UNION PLANTERS....................................................................................................5
USE OF PROCEEDS...................................................................................................7
DESCRIPTION OF DEBT SECURITIES....................................................................................7
    General.......................................................................................................7
    Denominations.................................................................................................8
    Subordination.................................................................................................8
    Limitations on Liens and Disposition of Stock of Principal Banking Subsidiaries...............................9
    Consolidation, Merger or Sale................................................................................11
    Modification of Indentures...................................................................................11
    Events of Default............................................................................................11
    Covenants....................................................................................................12
    Payment and Transfer.........................................................................................13
    Global Securities............................................................................................13
    Defeasance...................................................................................................13
    The Trustee..................................................................................................13
PLAN OF DISTRIBUTION.............................................................................................14
    By Agents....................................................................................................14
    By Underwriters..............................................................................................14
    Direct Sales.................................................................................................15
    General Information..........................................................................................15
WHERE YOU CAN FIND MORE INFORMATION..............................................................................15
LEGAL OPINIONS...................................................................................................16
EXPERTS..........................................................................................................16

                                     SUMMARY

         This summary provides a brief overview of Union Planters and the most significant terms of the offered securities. For a more complete understanding of the terms of the offered securities, before making your investment decision, you should carefully read:

         - this prospectus, which explains the general terms of the securities that Union Planters may offer;

         - the accompanying prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and

         - the documents referred to in "Where You Can Find More Information" on page 15 for information on Union Planters, including its financial statements.

UNION PLANTERS

         Union Planters is a bank holding company organized under the laws of the State of Tennessee. At June 30, 1999, Union Planters was among the 30 largest banking institutions in the United States based on assets, with $32.3 billion in assets and $3.0 billion of shareholders' equity.

         Union Planters conducts its business through Union Planters Bank, National Association, its principal bank subsidiary, and a number of other banking and banking-related subsidiaries. Through its various subsidiaries, Union Planters provides a diversified range of financial services, maintaining banking offices in the states of Alabama, Arkansas, Florida, Illinois, Indiana, Iowa, Kentucky, Louisiana, Mississippi, Missouri, Tennessee and Texas.

         Union Planters' common stock, par value $5.00 per share, is traded on The New York Stock Exchange under the symbol "UPC". Union Planters' principal executive offices are located at Union Planters Administrative Center, 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018, and its telephone number is
(901) 580-6000.

THE SECURITIES UNION PLANTERS MAY OFFER

         Union Planters may use this prospectus to offer up to $600,000,000 of debt securities.

         A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of the debt securities.

DEBT SECURITIES

         The debt securities are unsecured general obligations of Union Planters in the form of senior or subordinated debt. The senior debt securities will be unsecured and rank equally with all of Union Planters' other senior and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated to all of Union Planters' Senior Indebtedness (as defined below under "Description of Debt Securities -- Subordination"). In certain events of insolvency, the subordinated debt securities will also be subordinated to all of Union Planters' Other Financial Obligations (as defined below under "Description of Debt Securities -- Subordination"). As of June 30, 1999, Union Planters had no Senior Indebtedness or Other Financial Obligations outstanding. As of June 30, 1999, Union Planters had approximately $382.9 million outstanding of indebtedness ranking equally upon liquidation with the subordinated debt securities.

         The senior and subordinated debt will be issued under separate indentures between Union Planters and The First National Bank of Chicago, as trustee. The trustees under the indentures will be banks or trust companies. Below are summaries of the general features of the debt securities from these indentures. For a more detailed description of these features, see "Description of Debt Securities" below. You are also encouraged to read the indentures, which are filed as exhibits to the registration statement of which this prospectus is a part. You can receive copies of these documents by following the directions under "Where You Can Find More Information" on page 15.

GENERAL INDENTURE PROVISIONS THAT APPLY TO SENIOR AND SUBORDINATED DEBT
SECURITIES

         - The indentures do not limit the amount of debt that Union Planters may issue or provide holders any protection should there be a highly leveraged transaction, recapitalization or restructuring involving Union Planters. However, the senior debt indenture does limit Union Planters' ability to sell, transfer or pledge the stock of any banking subsidiary that meets the financial thresholds in the indenture. These thresholds are described below under "Description of Debt Securities."

         - Each indenture allows for different types of debt securities, including indexed securities, to be issued in series.

         - The indentures allow Union Planters to merge or to consolidate with another company, or sell all or substantially all of its assets to another company. If any of these events occurs, the other company would be required to assume Union Planters' responsibilities for the debt securities. Unless the transaction results in an event of default, Union Planters will be released from all liabilities and obligations under the debt securities when the successor company assumes Union Planters' responsibilities.

         - The indentures provide that holders of a majority of the total principal amount of the senior debt securities outstanding in any series and holders of a majority of the total principal amount of the subordinated debt securities outstanding in any series may vote to change Union Planters' obligations or your rights concerning those securities. However, some changes to the financial terms of a security, including changes in the payment of principal or interest on that security or the currency of payment, cannot be made unless every holder of that security consents to the change.

         - Union Planters may satisfy its obligations under the senior debt securities or be released from its obligation to comply with the limitations discussed above at any time by depositing sufficient amounts of cash or U.S. government securities with the trustee to pay Union Planters' obligations under the particular senior debt securities when due.

         - The indentures govern the actions of the trustee with regard to the debt securities, including when the trustee is required to give notices to holders of the securities and when lost or stolen debt securities may be replaced.

EVENTS OF DEFAULT THAT APPLY TO SENIOR DEBT

         The events of default specified in the senior debt indenture include:

         - failure to pay required interest for 30 days;

         - failure to pay principal when due;

         - failure to make a required sinking fund payment when due;

         - failure to perform other covenants for 60 days after notice;

         - acceleration of the senior debt securities of any other series or any indebtedness for borrowed money of Union Planters and certain subsidiaries, in each case exceeding $5,000,000 in an aggregate principal amount; and

         - certain events of insolvency, bankruptcy or reorganization involving Union Planters or certain subsidiaries, whether voluntary or not.

EVENTS OF DEFAULT THAT APPLY TO SUBORDINATED DEBT

         The only events of default specified in the subordinated debt indenture are certain events of insolvency, bankruptcy or reorganization involving Union Planters.

REMEDIES

         If there were an event of default, the trustee or holders of 25% of the principal amount of debt securities outstanding in a series could demand that the principal of that series be paid immediately. However, holders of a majority in principal amount of the securities in that series could rescind that acceleration of the debt securities.

         The subordinated debt indenture does not provide for any right of acceleration of the payment of principal of a series of subordinated debt securities upon a default in the payment of principal or interest or in the performance of any covenant or agreement in the subordinated debt securities or in the subordinated debt indenture. However, in the event of a default in the payment of principal or interest, the holder of any debt security shall have the right to institute a suit for the collection of such overdue payment.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

         The following table shows the consolidated ratio of earnings to fixed charges of Union Planters for each of the five most recent fiscal years and the six-month periods ended June 30, 1999 and 1998, respectively. The consolidated ratio of earnings to fixed charges is a measure of Union Planters' ability to generate earnings sufficient to pay the fixed expenses of its debt.

         These computations include Union Planters and its subsidiaries. For purposes of computing this ratio, earnings consist of pre-tax income from continuing operations plus fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges consist of interest expensed and capitalized, amortization of debt issuance costs, and Union Planters' estimate of the interest component of rental expense. These ratios are presented both including and excluding interest on deposits.


                                              SIX MONTHS ENDED
                                                   JUNE 30,                   YEARS ENDED DECEMBER 31,
                                              ----------------     --------------------------------------------
                                               1999       1998     1998      1997      1996      1995      1994
                                              -----      -----     ----      ----      ----      ----      ----
Including Interest on Deposits............     1.59x     1.52x     1.33x     1.48x     1.44x     1.52x     1.49x
Excluding Interest on Deposits............     4.12x     3.55x     2.68x     3.35x     3.14x     3.93x     4.07x


                                 UNION PLANTERS

         Union Planters is a bank holding company organized under the laws of the State of Tennessee. At June 30, 1999, Union Planters was among the 30 largest banking institutions in the United States based on assets, with $32.3 billion in assets and $3.0 billion of shareholders' equity.

         Union Planters conducts its business through Union Planters Bank, its principal bank subsidiary, and a number of other banking and banking-related subsidiaries. Through its various subsidiaries, Union Planters provides a diversified range of financial services, maintaining banking offices in the states of Alabama, Arkansas, Florida, Illinois, Indiana, Iowa, Kentucky, Louisiana, Mississippi, Missouri, Tennessee and Texas.

         Historically, acquisitions have been an important part of the expansion of Union Planters' business. During the period beginning January 1, 1994 and ending July 16, 1999, Union Planters completed the acquisition of 47 institutions with approximately $28.7 billion in total assets, purchased an additional 85 branch locations and assumed related deposit liabilities of approximately $3.1 billion.

         On July 16, 1999, Union Planters Bank completed the acquisition of Republic Banking Corp. of Florida (Nasdaq:RBCF), the parent company of Republic National Bank of Miami, Miami, Florida. In the transaction Union

Planters Bank acquired Republic National Bank's 25 Miami-Dade and two Broward County banking centers and approximately $1.5 billion in assets, $1.0 billion in loans and $1.3 billion in total deposits. The purchase price was approximately $410 million in cash. Union Planters currently estimates goodwill and other intangibles resulting from the acquisition to be $267 million, subject to change when the final purchase accounting adjustments are completed.

         As of the date of this prospectus, Union Planters does not have any acquisitions pending. While Union Planters expects to continue to take advantage of the consolidation of the financial services industry by developing its franchise through the acquisition of financial institutions, Union Planters anticipates some reduction in its acquisition activity. These plans may change in the future. Any future acquisitions are virtually certain to require payment by Union Planters of consideration in excess of the book value of the underlying net assets acquired, will normally result in the issuance of additional shares of Union Planters capital stock, may require the incurrence of additional indebtedness by Union Planters, and could have a dilutive effect on the earnings or book value per share of Union Planters common stock. Moreover, Union Planters could incur significant acquisition-related charges incidental to making acquisitions.

         The recent decrease in acquisition activity has given Union Planters an opportunity to continue the assimilation of acquired institutions, to eliminate redundant properties and operations, to instill its culture into acquired entities and to evaluate whether the anticipated economies of scale and other expected benefits of its acquisition program are in fact being realized.

         Because Union Planters is a holding company, its rights and the rights of its creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon the liquidation or reorganization of that subsidiary will be subject to the prior claims of the creditors of that subsidiary (including, in the case of a subsidiary bank, its depositors), except to the extent that Union Planters may itself be a creditor with recognized claims against the subsidiary. Claims on subsidiaries of Union Planters by creditors other than Union Planters include substantial obligations with respect to deposit liabilities, federal home loan bank advances, securities sold under repurchase agreements, medium-term notes, long-term debt and other borrowings.

         There are regulatory limitations on the payment of dividends by Union Planters Bank or any other banking subsidiary directly or indirectly to Union Planters. Federal and state authorities also have the right to further limit the payment of dividends by Union Planters Bank or any other banking subsidiary.

         In addition, there are various statutory and regulatory limitations on the extent to which Union Planters Bank or any other banking subsidiary may finance or otherwise transfer funds to Union Planters or its non-banking subsidiaries, either in the form of loans, extensions of credit, investments or asset purchases.

         - Such transfers by Union Planters Bank or any other banking subsidiary to Union Planters or any non-banking subsidiary are limited to 10% of the banking subsidiary's capital and surplus, and with respect to Union Planters and all such non-banking subsidiaries, to an aggregate of 20% of the banking subsidiary's capital and surplus.

         - Furthermore, loans and extensions of credit are required to be secured by collateral having a specified minimum value and are required to be on terms and conditions consistent with safe and sound banking practices.

         Under the policy of the Board of Governors of the Federal Reserve System, a bank holding company is required to act as a source of strength to its subsidiary banks and to commit resources to support such banks. As a result of that policy, Union Planters may be required to commit resources to Union Planters Bank or any other banking subsidiary in circumstances in which it might not do so absent such policy. Further, federal bankruptcy law provides that in the event of the bankruptcy of Union Planters, any commitment by Union Planters to regulators to maintain the capital of a banking subsidiary will be assumed by the bankruptcy trustee and entitled to priority of payment.

                                 USE OF PROCEEDS

         Unless otherwise specified in the applicable prospectus supplement, Union Planters will use the net proceeds from the sale of the offered securities for general corporate purposes, which may include making capital contributions or extensions of credit to its existing and future banking and non-banking subsidiaries, repaying outstanding loans and future debt maturities, funding possible acquisitions of other financial institutions and repurchasing Union Planters' common stock.


                         DESCRIPTION OF DEBT SECURITIES

         The debt securities will be direct unsecured general obligations of Union Planters and will be either senior or subordinated debt. The debt securities will be issued under separate indentures between Union Planters and The First National Bank of Chicago. Senior debt securities will be issued under a senior debt indenture and subordinated debt securities will be issued under a subordinated debt indenture. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an "indenture" and collectively as the "indentures." The forms of the indentures have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

         The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed in the accompanying prospectus supplement. The summary is not complete. You should read the more detailed provisions of the applicable indenture for provisions that may be important to you. So that you can easily locate these provisions, the numbers in parenthesis below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Whenever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

GENERAL

         The senior debt securities will be unsecured and rank equally with all of Union Planters' other senior and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated to all of Union Planters' Senior Indebtedness (as defined below under "-- Subordination"). In certain events of insolvency, the subordinated debt securities will also be subordinated to all of Union Planters' Other Financial Obligations (as defined below under "-- Subordination"). As of June 30, 1999, Union Planters had no Senior Indebtedness or Other Financial Obligations outstanding. As of June 30, 1999, Union Planters had approximately $382.9 million outstanding of indebtedness ranking equally upon liquidation with the subordinated debt securities.

         A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

         - The title of the debt securities and whether the debt securities will be senior or subordinated debt;

         - The total principal amount of the debt securities;

         - The percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

         - The dates on which the principal of the debt securities will be payable;

         - The interest rate which the debt securities will bear, or the method for determining the rate, and the interest payment dates for the debt securities;

         - Any mandatory or optional redemption provisions;

         - Any sinking fund or other provisions that would obligate Union Planters to repurchase or otherwise redeem the debt securities;

         - Any provisions granting special rights to holders when a specified event occurs;

         - Any changes to or additional events of defaults or covenants;

         - Any special tax implications of the debt securities, including provisions for original issue discount securities, if offered; and

         - Any other terms of the debt securities.

         Neither indenture limits the amount of debt securities that may be issued. Each indenture allows debt securities to be issued up to the principal amount that may be authorized by Union Planters and may be in any currency or currency unit designated by Union Planters. (Sections 3.01 and 3.03.)

DENOMINATIONS

         Unless otherwise provided in the accompanying prospectus supplement, debt securities will be issued in registered form in denominations of $1,000 each and any integral multiples thereof. (Section 3.02.)

SUBORDINATION

         Under the subordinated debt indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined below). The subordinated debt indenture provides that no payment of principal, interest and any premium on the subordinated debt securities may be made unless Union Planters pays in full the principal, interest, any premium or any other amounts on any Senior Indebtedness then due. Also, no payment of principal, interest or any premium on the subordinated debt securities may be made if an event of default with respect to any Senior Indebtedness has occurred and is continuing, which permits the holders of the Senior Indebtedness to accelerate the maturity of such Senior Indebtedness, or if any judicial proceeding is pending with respect to any such default.

         If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Union Planters, then all Senior Indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. If after payment of the Senior Indebtedness there remains any amounts available for distribution and any person entitled to payment pursuant to the terms of Other Financial Obligations has not been paid in full all amounts due or to become due on the Other Financial Obligations, then these remaining amounts will first be used to pay in full the Other Financial Obligations before any payment may be made to the holders of subordinated debt securities. Holders of subordinated debt securities must deliver any payments received by them to the holders of Senior Indebtedness and Other Financial Obligations until all Senior Indebtedness and Other Financial Obligations are paid in full.

         The subordinated debt indenture will not limit the amount of Senior Indebtedness or Other Financial Obligations that Union Planters may incur.

         "Senior Indebtedness" means any of the following, whether incurred before or after the execution of the subordinated debt indenture:

         (1) all obligations of Union Planters for the repayment of borrowed money,

         (2) all obligations of Union Planters for the deferred purchase price of property, but excluding trade accounts payable in the ordinary course of business,

         (3)   all capital lease obligations of Union Planters, and

         (4)   all obligations of the type referred to in clauses (1) through
               (3) of other persons that Union Planters has guaranteed or that is otherwise its legal liability;

but Senior Indebtedness does not include:

         (a)  the subordinated debt securities; and

         (b) indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated debt securities.

         "Other Financial Obligations" means all obligations of Union Planters to make payment pursuant to the terms of financial instruments, such as:

         (1)  securities contracts and foreign currency exchange contracts,

         (2) derivative instruments, such as swap agreements, cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange agreements, options, commodity futures contracts, and commodity option contracts, and

         (3)  similar financial instruments;

but Other Financial Obligations does not include:

         (a)  Senior Indebtedness, or

         (b) indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated debt securities.

LIMITATIONS ON LIENS AND DISPOSITION OF STOCK OF PRINCIPAL BANKING SUBSIDIARIES

         The senior debt indenture provides that Union Planters will not, and will not permit any Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of Voting Stock of any Significant Subsidiary, without providing that each series of senior debt securities and, at Union Planters' option, any other Senior Indebtedness ranking equally with the senior debt securities, will be secured equally and ratably with such indebtedness. This limitation will not apply to indebtedness secured by a pledge of, lien on or security interest in any shares of Voting Stock of any corporation at the time it becomes a Significant Subsidiary. (Senior debt indenture, Section 12.06.) The subordinated debt indenture does not contain a similar provision.

         The senior debt indenture also provides that Union Planters will not sell, assign, transfer or otherwise dispose of any shares of, securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock (other than directors' qualifying shares) of any Principal Banking Subsidiary and will not permit any Principal Banking Subsidiary to issue (except to Union Planters) any shares of, securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of any Principal Banking Subsidiary, except for sales, assignments, transfers or other dispositions that:

         - are for fair market value on the date thereof, as determined by the Board of Directors of Union Planters (which determination shall be conclusive) and, after giving effect to such disposition and to any possible dilution, Union Planters will own not less than 80% of the shares of Voting Stock of such Principal Banking Subsidiary then issued and outstanding free and clear of any security interest;

         - are made in compliance with an order of a court or regulatory authority of competent jurisdiction, as a condition imposed by any such court or authority permitting the acquisition by Union Planters, directly or indirectly, of any other banking institution or entity the activities of which are legally permissible for a bank holding company or a subsidiary thereof to engage in, or as an undertaking made to such authority in connection with such an acquisition;

         - are made where such Principal Banking Subsidiary, having obtained any necessary regulatory approvals, unconditionally guarantees payment when due of the principal of and premium, if any, and interest on the senior debt securities; or

         - are made to Union Planters or any wholly owned Subsidiary if such wholly owned Subsidiary agrees to be bound by this covenant and Union Planters agrees to maintain such wholly owned Subsidiary as a wholly owned Subsidiary.

         Notwithstanding the foregoing, any Principal Banking Subsidiary may be merged into or consolidated with another banking institution organized under the laws of the United States, any state or the District of Columbia if, after giving effect to such merger or consolidation, Union Planters or any wholly owned Subsidiary owns at least 80% of the Voting Stock of such other banking institution then issued and outstanding free and clear of any security interest and if, immediately after giving effect thereto and treating any such resulting institution thereafter as a Principal Banking Subsidiary and as a Subsidiary for purposes of the senior debt indenture, no event of default, and no event that, after the giving of notice or lapse of time or both, would become an event of default under the senior debt indenture, has occurred and is continuing.

         The subordinated debt indenture does not contain any of the foregoing limitations on the creation of liens or disposition of Principal Banking Subsidiaries and these limitations are not for the benefit of any series of subordinated debt securities.

         "Principal Banking Subsidiary" means any Subsidiary, including the Principal Banking Subsidiary's Subsidiaries, which (1) is principally engaged in the banking business, and (2) meets any of the following conditions:

         - Union Planters' and its other Subsidiaries' investments in and advances to the Subsidiary exceed 30% of the total assets of Union Planters and its Subsidiaries consolidated as of the end of the most recently completed fiscal year;

         - Union Planters' and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 30% of the total assets of Union Planters and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

         - Union Planters' and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 30% of such income of Union Planters and its Subsidiaries consolidated for the most recently completed fiscal year.

(Senior debt indenture, Section 1.01.) As of the date of this prospectus, Union Planters Bank is the sole Principal Banking Subsidiary of Union Planters.

         "Significant Subsidiary" means a Subsidiary, including its Subsidiaries, that meets any of the following conditions:

         - Union Planters' and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10% of the total assets of Union Planters and its Subsidiaries consolidated as of the end of the most recently completed fiscal year;

         - Union Planters' and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10% of the total assets of Union Planters and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

         - Union Planters' and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10% of such income of Union Planters and its Subsidiaries consolidated for the most recently completed fiscal year.

(Senior debt indenture, Section 1.01.) As of the date of this prospectus, Union Planters Bank is the sole Significant Subsidiary of Union Planters.

          "Subsidiary" means any corporation of which securities entitled to elect at least a majority of the corporation's directors shall at the time be owned, directly or indirectly, by Union Planters, and/or one or more Subsidiaries.

         "Voting Stock" means capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation, except capital stock that carries only the right to vote conditioned on the happening of an event regardless of whether such event shall have happened. (Senior debt indenture, Sections 1.01 and 12.06).

CONSOLIDATION, MERGER OR SALE

         Each indenture generally permits a consolidation or merger between Union Planters and another corporation. They also permit Union Planters to sell all or substantially all of its property and assets. If this happens, the remaining or acquiring corporation shall assume all of Union Planters' responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of Union Planters' covenants in the indentures.

         However, Union Planters will only consolidate or merge with or into any other corporation or sell all or substantially all of its assets according to the terms and conditions of the indentures. The remaining or acquiring corporation will be substituted for Union Planters in the indentures with the same effect as if it had been an original party to the indenture. Thereafter, the successor corporation may exercise Union Planters' rights and powers under any indenture, in Union Planters' name or in its own name. Any act or proceeding required or permitted to be done by Union Planters' board of directors or any of its officers may be done by the board or officers of the successor corporation. If Union Planters merges with or into any other corporation or sells all or substantially all of its assets, the surviving corporation in the merger or the company to which the assets are sold will succeed to Union Planters' obligations under the indentures and Union Planters will be released from all liabilities and obligations under the indentures and under the debt securities. (Sections
10.01 and 10.02.)

MODIFICATION OF INDENTURES

         Under each indenture, Union Planters' rights and obligations and the rights of the holders of the debt securities of any series may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent. (Sections 11.01 and 11.02.)

EVENTS OF DEFAULT

         The senior debt indenture provides that an "event of default" regarding any series of senior debt securities will be any of the following:

         - failure to pay interest on any debt security of such series for 30 days;

         - failure to pay the principal or any premium on any debt security of such series when due;

         - failure to deposit any sinking fund payment when due by the terms of a debt security of such series;

         - failure to perform any other covenant in the indenture that continues for 60 days after being given written notice;

         - acceleration of the senior debt securities of any other series or any other indebtedness for borrowed money of Union Planters or any Significant Subsidiary (as defined above), in each case exceeding $5,000,000 in an aggregate principal amount;

         - certain events involving bankruptcy, insolvency or reorganization of Union Planters or any Significant Subsidiary; or

         - any other event of default included in any indenture or supplemental indenture. (Section 5.01.)

         The subordinated debt indenture provides that an "event of default" regarding any series of subordinated debt securities will occur only upon certain events involving bankruptcy, insolvency or reorganization of Union Planters. A default in the payment of principal or interest or in the performance of any covenant or agreement in the subordinated debt securities of any series or in the subordinated debt indenture is not an event of default under the subordinated debt indenture and does not provide for any right of acceleration of the payment of principal of a series of subordinated debt securities. However, in the event of a default in the payment of principal or interest, the holder of any subordinated debt security shall have the right to institute a suit for the collection of such overdue payment.

         An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The Trustee may withhold notice to the holders of Debt Securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders. (Section 6.02.)

         If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration. (Section 5.02.)

         Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any Indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. (Section 6.01.) If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. (Section 5.12.)

COVENANTS

         Under the indentures, Union Planters will:

         - pay the principal, interest and any premium on the debt securities when due;

         - maintain a place of payment;

         - deliver a report to the trustee at the end of each fiscal year certifying as to the absence of events of default and to Union Planters' compliance with the terms of the indentures; and

         - deposit sufficient funds with any paying agent on or before the due date for payment of any principal, interest or any premium.

PAYMENT AND TRANSFER

         Principal, interest and any premium on fully registered securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by Union Planters and specified in a prospectus supplement. (Section 3.07.)

         Fully registered securities may be transferred or exchanged at the corporate trust office of the Trustee or at any other office or agency maintained by Union Planters for such purposes, without the payment of any service charge except for any tax or governmental charge. (Section 3.05.)

GLOBAL SECURITIES

         The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement. Unless it is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the depositary. (Section 2.03.)

         Unless otherwise stated in any prospectus supplement, The Depository Trust Company, New York, New York ("DTC") will act as depositary. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by DTC and its participants.

DEFEASANCE

         Union Planters will be discharged from its obligations on the senior debt securities of any series at any time if it deposits with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the senior debt securities of the series. Union Planters must also deliver to the trustee an opinion of counsel to the effect that the holders of the senior debt securities of that series will have no federal income tax consequences as a result of such deposit. If this happens, the holders of the senior debt securities of the series will not be entitled to the benefits of the senior debt indenture except for registration of transfer and exchange of senior debt securities and replacement of lost, stolen or mutilated senior debt securities. (Senior debt indenture, Section 15.02.)

         The subordinated debt indenture does not contain provisions for the defeasance and discharge of Union Planters' obligations on the subordinated debt securities and the subordinated debt indenture.

THE TRUSTEE

         The First National Bank of Chicago will be the trustee under the indentures. It is also trustee under (i) an indenture with Union Planters pursuant to which Union Planters' 8.20% Junior Subordinated Deferrable Interest Debentures due 2026 were issued and (ii) a subordinated indenture with Union Planters pursuant to which Union Planters' 6.25% Subordinated Notes due 2003 and 6-3/4% Subordinated Notes due 2005 were issued. The trustee and its affiliates may have other relations with Union Planters in the ordinary course of business.

         The occurrence of any default under any of the subordinated debt indenture, the senior debt indenture or any of the other indentures described above could create a conflicting interest for the trustee under the Trust Indenture Act. If such default has not been cured or waived within 90 days after the trustee has or acquired a conflicting interest, the trustee may be required by the Trust Indenture Act to eliminate such conflicting interest or resign as trustee with respect to the securities under one or more of the indentures. In the event of the trustee's resignation as trustee with respect to the senior debt securities or the subordinated debt securities, Union Planters shall promptly appoint a successor trustee with respect to the affected securities.

         The Trust Indenture Act also imposes certain limitations on the right of the trustee, as a creditor of Union Planters, to obtain payment of claims in certain cases, or to realize on certain property received in respect to any such claim or otherwise. The trustee will be permitted to engage in other transactions with Union Planters, provided that if it acquires a conflicting interest within the meaning of Section 310 of the Trust Indenture Act, it must generally either eliminate such conflict or resign.

                              PLAN OF DISTRIBUTION

         Union Planters may sell the offered securities (1) through agents; (2) to or through underwriters or dealers; (3) directly to one or more purchasers; or (4) through a combination of any of these methods of sale.

         The prospectus supplement relating to an offering of offered securities will set forth the terms of such offering, including:

         - the name or names of any underwriters, dealers or agents;

         - the purchase price of the offered securities and the proceeds to Union Planters from such sale;

         - any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;

         - the initial public offering price;

         - any discounts or concessions to be allowed or reallowed or paid to dealers; and

         - the securities exchanges, if any, on which such offered securities may be listed.

         Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

BY AGENTS

         Offered securities may be sold through agents designated by Union Planters. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Union Planters to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

BY UNDERWRITERS

         If underwriters are used in the offering, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

         In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

         - A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

         - A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

         - A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

         These transactions may be effected in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

DIRECT SALES

         Offered securities may also be sold directly by Union Planters. In this case, no underwriters or agents would be involved.

GENERAL INFORMATION

         Union Planters may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

         Each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that there will be a market for the offered securities.

         Underwriters, dealers and agents may engage in transactions with, or perform services for, Union Planters or its Subsidiaries in the ordinary course of their businesses.


                      WHERE YOU CAN FIND MORE INFORMATION

         Union Planters files annual, quarterly and current reports, proxy statements and other information with the SEC. Union Planters has also filed with the SEC a registration statement on Form S-3, to register the securities being offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information about Union Planters and the securities offered in this prospectus, you should refer to the registration statement and its exhibits.

         You may read and copy any document filed by Union Planters with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Union Planters files its SEC materials electronically with the SEC, so you can also review Union Planters' filings by accessing the web site maintained by the SEC at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

         The SEC allows Union Planters to "incorporate by reference" the information it files with them, which means that it can disclose important information to you by referring you to other documents filed with the SEC. The information incorporated by reference is considered to be a part of this prospectus. Information that Union Planters files later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. Union Planters has previously filed the following documents with the SEC and is incorporating them by reference into this prospectus:

         - Annual Report on Form 10-K for the year ended December 31, 1998;

         - Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999; and

         - Current Reports on Form 8-K, dated January 22, 1999, April 15, 1999 and July 15, 1999.

         Union Planters also incorporates by reference, from the date of the initial filing of the registration statement, all documents filed by it with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and until Union Planters sells all of the securities being offered by this prospectus.

         You may request a copy of Union Planters' filings at no cost, by writing or telephoning Union Planters at the following address:

                         Attn.: E. James House, Jr.
                                Secretary and Manager of the Legal Department
                         Union Planters Corporation
                         Union Planters Administrative Center
                         7130 Goodlett Farms Parkway
                         Memphis, Tennessee  38018
                         (901) 580-6584

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. Union Planters has not authorized anyone else to provide you with different information. Union Planters is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.


                                 LEGAL OPINIONS

         Unless otherwise specified in the applicable prospectus supplement, Wyatt, Tarrant & Combs will issue an opinion concerning the legality of the offered securities for Union Planters. Unless otherwise specified in the applicable prospectus supplement, any underwriters will be advised about certain issues relating to any offering by Brown & Wood LLP.


                                     EXPERTS

         Union Planters' financial statements incorporated in this prospectus by reference to Union Planters' Annual Report on Form 10-K for the year ended December 31, 1998, have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses in connection with the offering all of which will be borne by the Registrant are as follows (all amounts are estimates except for the SEC Registration fee):

SEC registration fee.................................................$  166,800
Printing expenses....................................................    75,000
Legal fees and expenses..............................................   280,000
Accounting fees and expenses.........................................   100,000
Trustees and registrar's fees and expenses...........................    18,000
Rating Agency fees...................................................   455,000
Miscellaneous........................................................    10,200
                                                                     ----------
         Total.......................................................$1,105,000
                                                                     ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Charter of the Registrant provides as follows:

                  TWELFTH:  INDEMNIFICATION OF CERTAIN PERSONS:

                  To the fullest extent permitted by Tennessee law, the Corporation may indemnify or purchase and maintain insurance to indemnify any of its directors, officers, employees or agents and any persons who may serve at the request of the Corporation as directors, officers, employees, trustees or agents of any other corporation, firm, association, national banking association, state-chartered bank, trust company, business trust, organization or any other type of entity whether or not the Corporation shall have any ownership interest in such entity. Such indemnification(s) may be provided for in the Bylaws, or by resolution of the Board of Directors or by appropriate contract with the person involved.

         The Bylaws of the Registrant provide as follows:

                  Article V, INDEMNIFICATION:

                  The Corporation does hereby indemnify its directors and officers to the fullest extent permitted by the laws of the State of Tennessee and by ARTICLE TWELFTH of its Charter. The Corporation may indemnify any other person to the extent permitted by the Charter and by applicable law.

         Indemnification of corporate directors and officers is governed by Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Act (the "TBCA"). Under the TBCA, a person may be indemnified by a corporation against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred by him in connection with any threatened or pending suit or proceeding or any appeal thereof (other than an action by or in the right of the corporation), whether civil or criminal, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation of any type or kind, domestic or foreign, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the corporation and, in criminal actions or proceedings only, in addition, had no reasonable cause to believe that his conduct was unlawful. A Tennessee corporation may indemnify a director or officer thereof in a suit by or in the right of the corporation against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such suit unless such director or officer did not act in good faith or with the degree of diligence, care and skill which ordinarily prudent men exercise under similar circumstances and in like positions.

         A person who has been wholly successful, on the merits or otherwise, in the defense of any of the foregoing types of suits or proceedings is entitled to indemnification for the foregoing amounts. A person who has not been wholly successful in any such suit or proceeding may be indemnified only upon the order of a court or a finding that the director or officer met the required statutory standard of conduct by (i) a majority vote of a disinterested quorum of the Board of Directors, (ii) the Board of Directors based upon the written opinion of independent legal counsel to such effect or (iii) a vote of the shareholders.

         The Registrant has purchased a directors' and officers' liability insurance contract which provides, within stated limits, reimbursement either to a director or officer whose actions in his capacity as such resulted in liability and the Registrant fails to reimburse such director or officer pursuant to the terms set forth above, or to the Registrant, in the event it has indemnified the director or officer and made such payments. Major exclusions from coverage include libel, slander, personal profit based on inside information, illegal payments, dishonesty, accounting of securities profits in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and acts within the scope of the Pension Reform Act of 1974.

ITEM 16. LIST OF EXHIBITS

             1.1*          Form of Underwriting Agreement.
             4.1*          Form of Senior Debt Indenture.
             4.2**         Form of Senior Note
             4.3*          Form of Subordinated Debt Indenture.
             4.4**         Form of Subordinated Note
             5.1*          Opinion of Wyatt, Tarrant & Combs.
             12.1*         Statement of Computation of Ratios of Earnings to Fixed Charges.
             23.1*         Consent of Wyatt, Tarrant & Combs (included in Exhibit 5.1).
             23.2*         Consent of PricewaterhouseCoopers LLP.
             24.1*         Powers of Attorney (included at page II-4).
             25.1*         Statement of Eligibility of The First National Bank of Chicago, as the
                             Trustee under the Senior Debt Indenture and as the Trustee under the
                             Subordinated Debt Indenture.

--------------

*     Filed herewith.
**    To be incorporated by reference from a Current Report on Form 8-K.


ITEM 17.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                  (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions in Item 15, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

         The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the "TIA"), in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the TIA.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Memphis, Tennessee, on the 12 day of August, 1999.

                                   UNION PLANTERS CORPORATION


                                   By:   /s/ Benjamin W. Rawlins, Jr.
                                     ---------------------------------------
                                                Benjamin W. Rawlins, Jr.
                                               Chairman of the Board and
                                                Chief Executive Officer



                               POWERS OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints E. James House, Jr. and M. Kirk Walters and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                    SIGNATURE                                         TITLE                              DATE
--------------------------------------------------     ------------------------------------        ---------------
          /s/ Benjamin W. Rawlins, Jr.                         Chairman of the Board,              August 12, 1999
--------------------------------------------------     Chief Executive Officer and Director
             Benjamin W. Rawlins, Jr.                     (Principal Executive Officer)

               /s/ Jackson W. Moore                                 President,                     August 12, 1999
--------------------------------------------------     Chief Operating Officer and Director
                 Jackson W. Moore

                /s/ John W. Parker                         Executive Vice President and            August 12, 1999
--------------------------------------------------            Chief Financial Officer
                  John W. Parker                          (Principal Financial Officer)

               /s/ M. Kirk Walters                     Senior Vice President, Treasurer and        August 12, 1999
--------------------------------------------------          Chief Accounting Officer
                 M. Kirk Walters                          (Principal Accounting Officer)

                    SIGNATURE                                         TITLE                              DATE
--------------------------------------------------     ------------------------------------        ---------------

--------------------------------------------------                   Director                      August   , 1999
                Albert M. Austin

--------------------------------------------------                   Director                      August   , 1999
                 George W. Bryan

               /s/ James E. Harwood
--------------------------------------------------                   Director                      August 12, 1999
                James E. Harwood

              /s/ C.E. Heiligenstein
--------------------------------------------------                   Director                      August 12, 1999
                C.E. Heiligenstein

--------------------------------------------------                   Director                      August   , 1999
                  Carl G. Hogan

                 /s/ S. Lee Kling
--------------------------------------------------                   Director                      August 12, 1999
                   S. Lee Kling

            /s/ Parnell S. Lewis, Jr.
--------------------------------------------------                   Director                      August 6, 1999
              Parnell S. Lewis, Jr.

              /s/ C.J. Lowrance, III
--------------------------------------------------                   Director                      August 10, 1999
                C.J. Lowrance, III

               /s/ V. Lane Rawlins
--------------------------------------------------                   Director                      August 9, 1999
                 V. Lane Rawlins

              /s/ Donald F. Schuppe
--------------------------------------------------                   Director                      August 12, 1999
                Donald F. Schuppe

               /s/ David M. Thomas
--------------------------------------------------                   Director                      August 12, 1999
                 David M. Thomas

--------------------------------------------------                   Director                      August   , 1999
             Richard A. Trippeer, Jr.

               /s/ Spence L. Wilson
--------------------------------------------------                   Director                      August 12, 1999
                 Spence L. Wilson